                                                                    EXHIBIT 99.2

               NEOFORMA ANNOUNCES SIGNIFICANT PROGRESS IN BUILDING
                              MARKETPLACE@NOVATION

       NEOFORMA AND VHA REAFFIRM AND RESTRUCTURE STOCK INCENTIVE PROGRAM

SAN JOSE, CA AND IRVING, TX - OCTOBER 18, 2000 - Neoforma.com, Inc. (Nasdaq:
NEOF) and Novation announced today significant progress in delivering Neoforma's e-commerce solution to the acute care market in the following areas:

     o    Hospital sign-ups
     o    Hospital implementations
     o    Manufacturer and distributor sign-ups

Neoforma also announced that it has modified its stock incentive program with VHA Inc.

HOSPITAL SIGN-UPS

As of October 17, 2000, Neoforma has signed contracts with 159 hospitals to conduct business through Marketplace@Novation(TM), the Internet marketplace that Neoforma has built exclusively for Novation. This figure more than doubles Neoforma's original goal to have 56 hospitals signed by year end, and represents the signing of 80 additional hospitals since September 7, 2000.

"The rate at which these first 159 hospitals have aligned themselves with Marketplace@Novation has greatly exceeded our expectations," commented Bob Zollars, chairman, president and chief executive officer of Neoforma. "We are extremely pleased to have attracted these market-leading hospitals that recognize the significant benefits of our e-commerce solution so early in our sign-up efforts. We now expect to have approximately 200 hospitals signed by year end, well in excess of our original goal of 56 hospitals."

The 159 signed hospitals represent more than $4 billion in annual supply purchases, and each has committed to transact a minimum of 50 percent of its annual purchases through Marketplace@Novation. The hospitals consist of 133 members of VHA Inc., 25 members of the University HealthSystem Consortium (UHC) and one member of HealthCare Purchasing Partners International(TM).

HOSPITAL IMPLEMENTATIONS

Leveraging its innovative and aggressive implementation methodology, Neoforma is in active implementation in 60 of the signed Marketplace@Novation hospitals. Six of these VHA and UHC hospitals have been connected on budget and ahead of schedule, providing end-to-end connectivity with their key supplier partners.

"Our first hospitals are online ahead of schedule," stated Zollars, "and we remain on track to implement 56 hospitals by the end of the year. Extensive collaboration between the teams at Neoforma, Novation, and the member hospitals has made it possible to implement these first hospitals in such a timely manner, and we look forward to working closely with these key hospital partners and their suppliers to deliver the benefits of our e-commerce solution."

MANUFACTURER AND DISTRIBUTOR SIGN-UPS

Neoforma and Novation have also signed up 33 additional manufacturers and distributors to Marketplace@Novation, significantly augmenting Neoforma's existing supplier base. Under the terms of the agreements, these industry leaders - including Dade Behring, Owens & Minor, Boise Cascade, Medical Action Industries and The Burrows Company - will connect their information systems to Marketplace@Novation in order to sell their products. These 33 manufacturers and distributors represent more than $2 billion in annual sales to VHA and UHC members.

Through Marketplace@Novation, suppliers will be able to quickly access real-time supply chain data and use that information to drive down process costs for all participants.

"We are pleased that these manufacturers and distributors have made Marketplace@Novation a business priority," commented Mark McKenna, president of Novation. "By signing early, suppliers can anticipate that their products and services will be available as hospitals begin their procurement activity on our online marketplace."

"Novation has made it a priority to continue to sign leading suppliers to our marketplace," McKenna continued. "As proof of our commitment, effective October 1, 2000, we have made provisions for new contracts with manufacturers and distributors to include participation in Marketplace@Novation."

"Our partnership with Neoforma and Novation is a powerful example of how Dade Behring is leveraging the Internet to build stronger relationships with customers," said Jim Reid-Anderson, chief executive officer of Dade Behring, one of the world's largest clinical diagnostics companies. "We are aggressively moving forward with our e-commerce strategy to give our customers easy access to our products and a better system to manage and lower costs. By participating in Marketplace@Novation, we hope to help hospitals and laboratories work more efficiently and save money, ultimately benefiting patients as well."

"We are pleased to expand our current relationship with Neoforma to include our wide selection of acute products, in addition to the non-acute products that are now available on the site," commented G. Gilmer Minor, III, chairman and chief executive officer of Owens & Minor, the largest medical/surgical supply partner for Novation. "Joining Marketplace@Novation is an important step in serving our VHA and UHC customers."

VHA STOCK INCENTIVE PROGRAM MODIFICATION

In a separate action, Neoforma also announced that it has amended its stock incentive program with VHA in order to provide VHA with greater flexibility to use Neoforma stock as an incentive for VHA's healthcare organizations to adopt and utilize Marketplace@Novation.

The amendment provides for the substitution of the warrant previously issued to VHA to purchase up to 30,845,020 shares of Neoforma common stock with 30,845,020 shares of restricted Neoforma common stock. These restricted shares will be subject to forfeiture by VHA if substantive performance targets based upon the purchasing volume of VHA healthcare organizations that agree to use Marketplace@Novation are not met. The restricted stock performance targets are identical to those contained in the cancelled warrant.

The use of restricted stock rather than the warrant will remove certain legal limitations inherent in the warrant structure without changing the substance of the performance targets, providing VHA with an increased ability to use Neoforma stock to provide incentives to VHA healthcare organizations to drive business to Marketplace@Novation. Similar to the accounting treatment of the cancelled warrant, the shares of restricted common stock will not be included in the calculation of Neoforma's shares outstanding for purposes of calculating earnings per share until such shares vest and are no longer subject to forfeiture.

Under the amendment, VHA's agreement to vote its shares of Neoforma stock in excess of 19.9% of Neoforma's shares outstanding in the same proportion as the votes cast by all other stockholders, subject to certain exceptions, will continue, and will also cover the shares of restricted common stock issued in substitution for the warrant.

ABOUT NEOFORMA.COM, INC.

Neoforma.com, Inc., is a leading provider of business-to-business e-commerce solutions to the global medical marketplace. Focused on transforming the inefficient and highly fragmented healthcare supply chain, the company provides online solutions that enable buyers to lower product-procurement costs, while giving suppliers a new, highly efficient direct marketing channel. Neoforma is building multiple custom marketplaces to meet the needs of leading healthcare organizations such as the members of VHA and UHC. Neoforma's comprehensive e-commerce solutions are focused on improving the process of healthcare purchasing, from planning to procurement to liquidation. For more information, visit the company's Web site at www.neoforma.com.

ABOUT NOVATION

Novation is the supply company of VHA Inc. and the University HealthSystem Consortium, two national healthcare alliances. Based in Irving, Texas, Novation serves the purchasing needs of more than 2,000 members and affiliates of VHA and UHC, as well as more than 5,200 members of HealthCare Purchasing Partners International (HPPI). The largest supply cost management company in healthcare, Novation manages $15 billion in annual purchases for VHA, UHC and HPPI members. For more information on Novation, go to www.novationco.com.

ABOUT VHA INC.

VHA is a nationwide network of 2,000 leading community-owned healthcare organizations and their affiliated physicians. The VHA alliance comprises 27 percent of the nation's community hospitals, including many of the nation's largest and most respected institutions. VHA offers programs and services to improve financial and clinical performance, and as a cooperative distributes income annually to members based on their participation. In December 1999, VHA was named one of the "100 Best Companies to Work For" by Fortune magazine. For more information on VHA, go to www.VHA.com.

ABOUT UNIVERSITY HEALTHSYSTEM CONSORTIUM

University HealthSystem Consortium (UHC), based in Oak Brook, IL, is an alliance of 82 academic medical centers and 78 associate members. UHC represents approximately 70 percent of the academic medical centers in the United States. For more information on UHC, go to www.uhc.edu.

CONTACTS:

Rebecca Oles (media), rebecca.oles@neoforma.com, (408) 468-4363 Isabelle Trempe (investors), isabelle.trempe@neoforma.com, (408) 468-4240 Lynn Gentry (Novation), lgentry@novationco.com, (972) 581-5255

This news release contains forward-looking information within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor created by those sections. These forward-looking statements include statements related to the anticipated benefits of Neoforma's agreements with the healthcare organizations, suppliers, distributors and VHA. There are a number of technological and business risks that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks and other risks are described in Neoforma.com's periodic reports filed with the SEC including its Form 10-K for the year ended December 31, 1999, its Form 10-Q for the quarter ended June 30, 2000 and its Proxy Statement, dated June 29, 2000, relating to the VHA and UHC transactions. Neoforma.com assumes no obligation to update the forward-looking information contained in this news release.

                                       ###


NEOFORMA.COM, INC., AND WWW.NEOFORMA.COM ARE TRADEMARKS OF NEOFORMA.COM, INC. OTHER NEOFORMA.COM LOGOS, PRODUCT NAMES, AND SERVICE NAMES ARE ALSO TRADEMARKS OF NEOFORMA.COM, INC., WHICH MAY BE REGISTERED IN OTHER COUNTRIES. OTHER PRODUCT AND BRAND NAMES ARE TRADEMARKS OF THEIR RESPECTIVE OWNERS.